                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                            CHECKPOINT SYSTEMS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            CHECKPOINT SYSTEMS, INC.

                                PROXY STATEMENT





                               [GRAPHIC OMITTED]




























                         2004 NOTICE OF ANNUAL MEETING

                               Table of Contents


Notice of 2004 Annual Meeting of Shareholders

Proxy Statement:

Questions and Answers ....................................................     2

General ..................................................................     5

Summary of Proposals to be Voted on ......................................     6

 Proposals to be Voted On ................................................     8

   Proposal 1 - Election of Directors ....................................     8

   Proposal 2 - Approval of the Checkpoint Systems, Inc. 2004 Omnibus
      Incentive Compensation Plan ........................................    11

   Proposal 3 - Approval of the Checkpoint Systems, Inc. 423 Employee
      Stock Purchase Plan ................................................    16

Corporate Governance .....................................................    18

Security Ownership of Principal Shareholders .............................    23

Security Ownership of Management .........................................    24

Compensation and Stock Option Committee Report on Executive Compensation .    25

Executive Compensation ...................................................    29

Equity Compensation Plan Information .....................................    34

Audit Committee Report ...................................................    36

Independent Auditors .....................................................    37

Stock Performance Graph ..................................................    38

Other Business ...........................................................    39

Appendix A - Audit Committee Charter .....................................   A-1

Appendix B - 2004 Omnibus Incentive Compensation Plan ....................   B-1

Appendix C - 423 Employee Stock Purchase Plan ............................   C-1

[GRAPHIC OMITTED]                        CHECKPOINT SYSTEMS, INC.
                                         101 Wolf Drive
                                         P.O. Box 188
                                         Thorofare, NJ 08086

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting of Shareholders of Checkpoint Systems, Inc. (Company) will be held on Thursday, April 29, 2004, at 4:00 p.m., at the Hotel Arts Barcelona, Carrer de la Marina 19-21, Barcelona 08025, Spain for the following purposes:

     1.   To elect four Class I directors for a three-year term;

     2. To approve the Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan ("2004 Omnibus Incentive Plan");

     3. To approve the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan (the "423 Plan"); and

     4. To transact such other business as may properly come before the Annual Meeting.

A complete list of Shareholders will be available at the Company's corporate offices noted above, prior to the meeting. Shareholders owning Company shares at the close of business on March 17, 2004 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments that may take place.

You are cordially invited to attend the Annual Meeting in person. If you are unable to attend in person, the Board of Directors urges you to sign, date, and return the enclosed proxy card promptly.

The Company's Annual Meeting will be webcast live at 10:00 am (EST). Investors will have the opportunity to listen to the Annual Meeting live over the Internet through our website, located at http://www.checkpointsystems.com. To listen to the live meeting, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the meeting and will be available for 30 days.

This webcast is listen only. You will not be able to ask questions or vote your shares.

This Proxy Statement, the enclosed proxy card, and Checkpoint's 2003 Annual Report are being mailed to shareholders on or about March 29, 2004.

                       By Order of the Board of Directors


                                JOHN R. VAN ZILE
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY
                                 MARCH 29, 2004

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
1.    Q:    WHEN AND WHERE IS THE 2004 ANNUAL MEETING OF SHAREHOLDERS BEING
            HELD?
      A.    The Annual Meeting of Shareholders of the Company ("Annual
            Meeting") will be held on Thursday, April 29, 2004, at 4:00 p.m., at the Hotel Arts Barcelona, Carrer de la Marina 19-21, Barcelona
            08025, Spain. After careful consideration, Barcelona was chosen as the site for this year's Annual Meeting to make it easier for European shareholders to attend and in recognition of the fact that approximately 50% of the Company's business operations are conducted in Europe.

            The Company's Annual Meeting will be webcast live at 10:00 am
            (EST). Investors will have the opportunity to listen to the Annual Meeting live over the Internet through our website, located at http://www.checkpointsystems.com. To listen to the live meeting, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the meeting and will be available for 30 days.

            This webcast is listen only. You will not be able to ask questions.

--------------------------------------------------------------------------------
2.    Q:    ON WHAT AM I VOTING?
      A:    You are being asked to vote on the election of four Class I directors (William S. Antle, III, W. Craig Burns, John E. Davies,
            Jr., and R. Keith Elliott).

            You are also being asked to vote to approve:

            (a)  the 2004 Omnibus Incentive Plan;

            (b)  the 423 Plan; and

            (c)  any other business properly raised at the Annual Meeting.

--------------------------------------------------------------------------------
3.    Q:    WHO IS ENTITLED TO VOTE?
      A:    Shareholders as of the close of business on March 17, 2004 (the
            "Record Date") are entitled to vote at the Annual Meeting.

--------------------------------------------------------------------------------
4.    Q:    WHO CAN ATTEND THE ANNUAL MEETING?
      A:    Any shareholder may attend.

--------------------------------------------------------------------------------
5.    Q:    HOW DO I VOTE?
      A:    You May Vote By Mail.

            You do this by signing each proxy card you receive and returning your proxy card(s) in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

            You May Vote in Person at the Meeting.
            Ballots will be passed out at the Annual Meeting to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker, and bring it with you to the Annual Meeting, in order to vote at the Annual Meeting.

            You May Vote by Telephone.
            Shareholders may vote by telephone. To do this, follow the instructions entitled "Vote by Telephone" that came with this Proxy Statement. The telephone voting procedure is designed to verify shareholders through the use of a Control Number that is provided on each proxy card. If you vote by telephone, you do not have to mail in your proxy card.

            You May Vote on the Internet.
            Shareholders may vote on the Internet. To do this, follow the instructions entitled "Vote by Internet" that came with your proxy statement. If you vote by Internet, you do not have to mail in your proxy card.

--------------------------------------------------------------------------------
6.    Q:    CAN I CHANGE MY VOTE?
      A:    You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. To do this:

            o File a written notice of revocation with the Secretary of Checkpoint;

            o Deliver to the Company a duly executed proxy bearing a later date;

            o Vote by telephone or on the Internet at a later date (Your latest telephone or Internet proxy will be counted and all earlier votes will be disregarded); or

            o Vote in person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. However, once the voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to any matters on which voting has been completed.

--------------------------------------------------------------------------------
7.    Q.    WHAT CONSTITUTES A QUORUM?
      A:    The Company's By-Laws provide that the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular proposal shall constitute a quorum for the purpose of considering such proposal. As of the Record Date, March 17, 2004,
            34,982,372 shares of Common Stock were issued and outstanding.
            Every shareholder of Common Stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in the election of directors. There is no other class of voting securities outstanding.

            There must be a quorum for the Annual Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. A WITHHELD vote is the same as an abstention. Similarly, if a broker fails to vote shares with respect to which it has discretionary authority ("broker non-votes"), the shares will still be counted as present for quorum purposes.

--------------------------------------------------------------------------------
8.    Q:    WHAT VOTES ARE REQUIRED TO APPROVE THE PROPOSALS?
            Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast is required to approve any proposal.
            For voting purposes, only shares voted FOR the adoption of any proposal or FOR the election of a director will be counted as voting in favor, when determining whether a proposal is approved or a director is elected. As a consequence, abstentions, broker non-votes and WITHHELD votes will all have the same effect as a vote against the adoption of a proposal or the election of a director.

            Shares represented by a properly delivered proxy will be voted in accordance with the instructions marked thereon. Properly delivered proxies that do not specify how the shares are to be voted will be voted "FOR" the election, as directors, of the Board of Directors' nominees, "FOR" the approval of the 2004 Omnibus Incentive Plan, and "FOR" the approval of 423 Plan. Properly delivered proxies will be voted "FOR" or "AGAINST" any other matter that properly comes before the Annual Meeting or any adjournment thereof, at the discretion of the persons named as proxyholders.

--------------------------------------------------------------------------------
9.    Q:    WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?
      A:    If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

            Under the New York Stock Exchange Rules, brokerage firms have authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors. "Routine" matters do not include the approval of the 2004 Omnibus Incentive Plan and the 423 Plan.

            If you do not vote your proxy, your brokerage firm may either:

            o    Vote your shares on routine matters, or

            o    Leave your shares unvoted.

            When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the Annual Meeting. A brokerage firm cannot vote customers' shares on non-routine matters.

            You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending upon the terms of the agreement you have with your stockbroker.

--------------------------------------------------------------------------------
10.   Q:    WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?
      A:    This means that you have various accounts that are registered differently with the transfer agent and/or with brokerage firms.
            Please sign and return all proxy cards to ensure that all your shares are voted.

--------------------------------------------------------------------------------
11.   Q:    WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING DUE?
      A:    In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company no later than November 29, 2004.

--------------------------------------------------------------------------------
12.   Q:    WHO ARE THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS?
      A.    PricewaterhouseCoopers LLP were the Company's independent
            certified public accountants for the fiscal year 2003. The Audit
            Committee will be responsible for selection of the Company's independent certified public accountants for 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he/she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.

                                    GENERAL

These proxy materials are being furnished by the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2004 Annual Meeting of Shareholders and any adjournments thereof.

The Board of Directors approved the following proposals for shareholder approval at a meeting held on February 18, 2004:

Proposal 1) Election of four Class I Directors to hold office until the 2007
            Meeting of Shareholders. The Board has nominated William S. Antle, III, W. Craig Burns, John E. Davies, Jr., and R. Keith Elliott.

Proposal 2) The Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation
            Plan. This plan provides a flexible system for grants of cash or stock-based awards to employees, directors and independent contractors of the Company, using 3,437,956 shares of the Company's common stock currently available for issuance under the current stock option and directors deferred compensation plans of the Company.

Proposal 3) The Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan.
            This plan is designed to take advantage of certain tax provisions in Section 423 of the Internal Revenue Code allowing discounts on purchases of up to 15% of the purchase price thereby encouraging stock ownership.

In addition, the Board approved:

                       o A Deferred Compensation Plan which allows executives to defer a certain percentage of their salaries or bonuses in Company stock or other investments. The plan provides a matching incentive of up to 25% in Company stock or units which track the performance of company stock (phantom shares) to encourage selection of Company stock. Executives may not withdraw any matching funds until termination of service or employment.

                       o A stock ownership and retention program ("Stock Ownership Program") that requires executives, officers and directors to acquire and retain Company stock. The number of shares participants must maintain range from 10,000 for Directors and Vice Presidents to 160,000 for the Chief Executive Officer. Participants will have five years to meet the stock ownership requirements.

The Board believes that these changes to the Company's compensation plans will help the Company attract and retain high caliber employees, encourage stock ownership across a broad spectrum of employees, and help the Company align employee interests more closely with those of shareholders.

                      SUMMARY OF PROPOSALS TO BE VOTED ON

1.    ELECTION OF DIRECTORS

      Nominees for re-election this year are:

      o     William S. Antle, III

      o     W. Craig Burns

      o     John E. Davies, Jr.

      o     R. Keith Elliott

      Each has consented to serve a three-year term.

      UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES.

                THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES

2.    PROPOSAL TO APPROVE THE COMPANY'S 2004 OMNIBUS INCENTIVE COMPENSATION
      PLAN

      The 2004 Omnibus Incentive Compensation Plan (2004 Omnibus Incentive
      Plan) is designed to replace the Checkpoint Systems, Inc. 1992 Stock Option Plan and the Directors' Deferred Compensation Plan. Upon approval of the 2004 Omnibus Incentive Plan no further awards will be made under the 1992 Stock Option Plan or under the existing Directors Deferred Compensation Plan. The Board believes the 2004 Omnibus Incentive Plan will be an integral part of the Company's compensation strategies and programs. The Board believes that the 2004 Omnibus Incentive Plan will help the Company attract and retain high caliber employees, encourage stock ownership across a broad spectrum of employees, help the Company align employee interests more closely with those of shareholders.

      The 2004 Omnibus Incentive Plan would permit the award of stock options (non-qualified and incentive stock options), stock appreciation rights, stock awards (restricted and unrestricted), phantom shares, dividend equivalent rights and cash awards. Individuals eligible to receive awards include all world-wide employees, directors and independent contractors, regardless of whether or not they are subject to U.S. tax law. The 2004 Omnibus Incentive Plan will be administered by the Compensation and Stock Option Committee ("Compensation Committee"). Shares under this plan are solely the approximately 3,437,956 shares of the Company's common stock remaining for grant under the 1992 Stock Option Plan and the Directors' Deferred Compensation Plan. No additional shares of the Company's stock are requested for issuance under this plan. This plan may be amended or terminated by the Board at any time.

      An additional summary of the principal features of the 2004 Omnibus Incentive Plan is provided below but is qualified in its entirety by reference to the full text of the 2004 Omnibus Incentive Plan that is attached to this proxy statement as Appendix B.

      UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE COMPANY'S 2004 OMNIBUS INCENTIVE COMPENSATION PLAN.

                  THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2

3.    PROPOSAL TO APPROVE THE COMPANY'S 423 EMPLOYEE STOCK PURCHASE PLAN

      The 423 Employee Stock Purchase Plan (423 Plan) is designed to replace the Checkpoint Systems, Inc. Employee Stock Purchase Plan. Upon approval of the 423 Plan no further awards will be made under the currently existing Employee Stock Purchase Plan. The principal objectives of the 423 Plan are to (1) encourage share ownership across a broad spectrum of employees, and (2) provide enhanced compensation to participants through the discount purchase feature.

      Each participant (substantially all employees of Checkpoint Systems, Inc.) may contribute 1% -- 25% of his or her pay, towards the purchase of shares at a discount not to exceed 15%. During a calendar year, a participant may not purchase common stock with an aggregate value (as of the date the option is granted) that exceeds $25,000. Offering periods will be six months long. There are no specific restrictions on the resale of shares purchased under the 423 Plan, however, personal income tax rules may motivate participants to hold purchased shares for at least two years after the grant of the option and one year after the purchase. The 423 Plan may be amended or terminated by the Board or the Committee at any time.

      An additional summary of the principal features of the 423 Plan is provided below but is qualified in its entirety by reference to the full text of the 423 Plan that is attached to this proxy statement as Appendix C.

      UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE COMPANY'S 423 EMPLOYEE STOCK PURCHASE PLAN.


                  THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 3

      The Board knows of no other business for consideration at the meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Annual Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

                            PROPOSALS TO BE VOTED ON

                       PROPOSAL 1. ELECTION OF DIRECTORS

At the Annual Meeting, the Shareholders will elect four Class I directors to hold office until the 2007 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's four Class I directors will expire at the Annual Meeting. The terms of the Company's three Class II and three Class III directors will expire at the Annual Meetings of Shareholders to be held in 2005 and 2006, respectively.

The Board of Directors has nominated William S. Antle, III, W. Craig Burns, John E. Davies, Jr., and R. Keith Elliott for election at the Meeting as the Company's Class I directors, all of whom were recommended by the Nominating and Governance Committee. Messrs. Antle, Burns, Davies and Elliott have indicated their willingness to continue to serve as directors. If a nominee, at the time of his or her election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their reasonable business judgment.

The nominees for election as the Class I directors and the directors whose terms of office will continue after the Annual Meeting, together with certain information about them, are as follows:

Nominees for Class I Directors to Serve Until 2007

William S. Antle, III
Director Since 2003
Age 59

Mr. Antle previously served as the Chairman, President and Chief Executive Officer of Oak Industries, Inc., a manufacturer of leading-edge communications components, from 1989 until its merger with Corning Incorporated in 2000. Prior to his tenure there, he held senior management positions with Bain and Company, Inc., an international strategy-consulting firm. He is a graduate of the United States Naval Academy in Annapolis, Maryland, and holds an MBA from the Harvard Graduate School of Business. Currently, Mr. Antle sits on the Boards of John H. Harland, ESCO Technologies, Inc. and Linc.net, Inc.

W. Craig Burns
Director Since 2002
Age 44

Mr. Burns was elected to the Board of Directors on August 15, 2002 and was appointed Executive Vice President, Chief Financial Officer and Treasurer on March 20, 2001. Mr. Burns was Vice President, Finance, Chief Financial Officer and Treasurer from April 2000 to March 2001. Mr. Burns was Vice President, Corporate Controller and Chief Accounting Officer from December 1997 until April 2000. He was Director of Tax from February 1996 to December 1997. Prior to joining the Company, Mr. Burns was a Senior Tax Manager with Coopers & Lybrand, LLP from June 1989 to February 1996. Mr. Burns is a Certified Public Accountant.

John E. Davies, Jr.
Director Since 2002
Age 46

Mr. Davies was appointed Executive Vice President, General Manager, Americas and Asia Pacific on March 24, 2003. He was elected to the Board of Directors on November 21, 2002 and was appointed Executive Vice President, Sales and Marketing USA, Americas, Asia Pacific in August 2002. Mr. Davies was Executive Vice President, Worldwide Operations from March 2002 to August

2002 and Senior Vice President, Worldwide Operations from March 2001 to March 2002. He was Vice President, Research and Development from August 1998 to March 2001 and Senior Director, Worldwide Systems Engineering from October 1996 to August 1998. Since joining the Company in October 1992, Mr. Davies held various engineering positions until October 1996.

R. Keith Elliott
Director Since 2000
Age 62

Mr. Elliott was appointed Lead Director in August 2002. Mr. Elliott served as Chairman of the Board from May 2002 to August 2002. Mr. Elliott is the retired Chairman and Chief Executive Officer of Hercules, Inc. From 1991 to April 2000, he served Hercules, Inc. as Senior Vice President and Chief Financial Officer; Executive Vice President and Chief Financial Officer; President and Chief Operating Officer; President and Chief Executive Officer; Chairman and Chief Executive Officer; and Chairman of the Board of Directors. Mr. Elliott is a member of the Board of Directors of Windsor Tech, Inc., Wilmington Trust Company, Computer Task Group, and the Institute for Defense Analyses.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES

 UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED
        EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES.

Class II Directors Serving Until 2005

Robert O. Aders
Director Since 2002
Age 76

Mr. Aders is Chairman and Chief Executive Officer of The Advisory Board, Inc., an international consulting organization. He is also a member of the Board and President Emeritus of the Food Marketing Institute where he served as CEO from its founding in 1976 until 1993. Mr. Aders was Acting Secretary of Labor under President Ford during 1975 and 1976. From 1957 to 1974 Mr. Aders held a number of executive positions in the Kroger Co. serving as Chairman of the Board from 1970 to 1974. He is a director of Source-Interlink, Spar Marketing, Inc., SureBeam Corporation and Telepanel Systems. Mr. Aders previously served on the Company's Board from 1994 until 1999. The Advisory Board, Inc. served as a consultant to the Company from 2000 until October 2002.

David W. Clark, Jr.
Director Since 1982
Age 66

Mr. Clark served as Chairman of the Board from February 1999 to May 2002. Mr. Clark has been a managing director of Pryor & Clark Company, a company engaged in investments, since June 1992. Mr. Clark is a director of CompuDyne Corporation and SS&C Technologies, Inc.

Jack W. Partridge
Director Since 2002
Age 58

Mr. Partridge is President of Partridge & Associates, Inc., a consulting firm providing strategic planning and other services to retailers and companies serving the retail industry. He previously served for two years as Vice Chairman of the Board and Chief Administrative

Officer of the Grand Union Company, a food retailer. Prior to joining Grand Union in 1998, Mr. Partridge was Group Vice President of the Kroger Company, where he served for 23 years in several executive positions. He has been actively involved in a number of industry organizations in both the food retailing and chain drug industries. Mr. Partridge is a member of the Board of Directors of SPAR Group, Inc. He has also provided leadership for a broad range of civic, cultural, and community organizations.

Class III Directors Serving Until 2006

Alan R. Hirsig
Director Since 1998
Age 64

Mr. Hirsig is currently a business consultant. Mr. Hirsig was Chief Executive Officer of ARCO Chemical Company. He had been President and Chief Executive Officer of ARCO Chemical Company from 1991 until his retirement in July 1998. Mr. Hirsig is a member of the Board of Directors of Celanese and Aqua America. He is also a member of the Boards of the Curtis Institute of Music, Bryn Mawr College, YMCA of Philadelphia and Vicinity, and Rosenbach Museum and Library.

George W. Off
Director Since 2002
Age 57

Mr. Off has been Chairman of the Board, President and Chief Executive Officer since August 2002. He served as Interim Chief Executive Officer of Checkpoint from June 2002 to August 2002. Mr. Off is a founder and former Chairman and Chief Executive Officer of Catalina Marketing Corporation and a 40-year veteran in the retail marketing industry. During his career, Mr. Off also held executive positions at Lucky Stores, Inc. and Safeway Stores. He is a member of the Food Merchandisers' Education Council and also a member of the Board of Directors of Telephone and Data Systems, Inc., and Eckerd College.

Sally Pearson
Director Since 2002
Age 54

Ms. Pearson is Vice President and General Manager of Merchandise and Retail for the Metropolitan Museum of Art in New York. Ms. Pearson previously was President of Liz Claiborne Specialty Stores from 1996 until 1999, served as Executive Vice President of Merchandising at a division of Limited, Inc. from 1995 until 1996, and Senior Vice President and General Manager of Women's Apparel at Saks Fifth Avenue from 1993 until 1995. She also held various management positions with Federated Department Stores over a twenty-four year period. Ms. Pearson serves on the Advisory Board for Kent State Fashion Council, Kent State University.

             PROPOSAL 2.  APPROVAL OF THE CHECKPOINT SYSTEMS, INC.
                    2004 OMNIBUS INCENTIVE COMPENSATION PLAN

Subject to approval by the shareholders, the Board of Directors has adopted the Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan (the "2004 Omnibus Incentive Plan"). The full text of the plan is attached as Appendix B to this Proxy Statement. The following is a summary of the 2004 Omnibus Incentive Plan's material terms. The summary is not complete and is qualified in its entirety by reference to the 2004 Omnibus Incentive Plan. Shareholders are encouraged to read the plan in its entirety. Capitalized terms not otherwise defined herein have the meanings given to them in the 2004 Omnibus Incentive Plan.

The 2004 Omnibus Incentive Plan is designed to provide flexibility in compensation awards in order to adequately provide future incentives to those key individuals whose efforts will contribute to the success and growth of the Company. Shares available for awards under the 2004 Omnibus Incentive Plan are solely the 3,437,956 shares currently available under the Company's existing option plan (the "Stock Option Plan") and the director's deferred compensation plan. No additional shares are requested for award under the 2004 Omnibus Incentive Plan.

If the 2004 Omnibus Incentive Plan is approved by shareholders at the Annual Meeting, no additional awards will be made under the Stock Option Plan.

Purpose

The purpose of the 2004 Omnibus Incentive Plan is to motivate certain employees, non-employee directors and independent contractors to put forth maximum efforts toward the growth, profitability, and success of the Company and its subsidiaries by providing incentives to such employees, non-employee directors and independent contractors through the award of stock options (non-qualified and incentive stock options), stock appreciation rights, stock awards (restricted and unrestricted), phantom shares, dividend equivalent rights and cash awards. In addition, the 2004 Omnibus Incentive Plan is intended to provide incentives that will attract and retain highly qualified individuals as employees and non-employee directors, and to assist in aligning the interests of such employees and non-employee directors with the interests of the Company's shareholders.

Shareholder Approval

   The 2004 Omnibus Incentive Plan will become effective only if it is approved by the Company's shareholders. In addition, shareholders will need to approve any amendment to the 2004 Omnibus Incentive Plan if such amendment is determined to be material. No repricing of awards is allowed under the 2004 Omnibus Incentive Plan. If required by the regulations under Section 162(m) of the Internal Revenue Code (Code), shareholders will need to reapprove the performance goals listed in the 2004 Omnibus Incentive Plan no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company's shareholders previously approved such performance goals.

Administration

The Compensation Committee will have the responsibility, at its sole discretion, to control, operate, manage and administer the 2004 Omnibus Incentive Plan, including the following authority:

     o to determine eligibility for participation in the 2004 Omnibus Incentive Plan;

     o to determine eligibility for and the type and size of awards granted under 2004 Omnibus Incentive Plan;

     o to grant awards to, and to enter into award agreements with, participants;

     o to supply any omission, correct any defect, or reconcile any inconsistency in the 2004 Omnibus Incentive Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

     o to issue administrative guidelines as an aid to administer the 2004 Omnibus Incentive Plan and make changes in such guidelines as it from time to time deems proper;

     o to make rules for carrying out and administering the 2004 Omnibus Incentive Plan and make changes to such rules as it from time to time deems proper;

     o to the extent permitted under the 2004 Omnibus Incentive Plan, grant waivers of plan terms, conditions, restrictions, and limitations;

     o to accelerate the vesting of any award when such action or actions would be in the best interest of the Company;

     o to grant awards in replacement of awards previously granted under the 2004 Omnibus Incentive Plan or any other executive compensation plan (but subject to certain shareholder approval as described above); and

     o to take any and all other actions it deems necessary or advisable for the proper operation or administration of the 2004 Omnibus Incentive Plan.

All determinations and interpretations made by the Committee are binding and conclusive on all participants and their heirs, successors, and legal representatives.

Eligibility

Every employee of the Company or its subsidiaries will be eligible to participate under the 2004 Omnibus Incentive Plan. Participants will be selected by the Committee at its sole discretion. In addition, independent contractors and outside directors selected by the Committee may become participants in the 2004 Omnibus Incentive Plan.

Share Limits

The aggregate number of shares that may be delivered pursuant to all awards under the 2004 Omnibus Incentive Plan is approximately 3,437,956 shares of Common Stock. For purposes of qualifying compensation payable under the 2004 Omnibus Incentive Plan as "performance-based compensation" in accordance with
Section 162(m) of the Code, no individual, in any calendar year may be granted more than 250,000 shares of Common Stock or be paid more than $1,000,000 under the Plan.

As is customary in incentive plans of this nature, the number and kind of shares available under the 2004 Omnibus Incentive Plan and the then outstanding stock-based awards, as well as exercise or purchase prices, performance targets under selected performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the shareholders.

Types of Awards

The Committee may, at its sole discretion, grant the following type of awards under the 2004 Omnibus Incentive Plan:

     o    stock options;

     o    stock appreciation rights;

     o    stock awards;

     o    stock units (phantom shares);

     o    dividend equivalent rights;

     o    cash awards; and/or

     o any other type of award that is not inconsistent with the 2004 Omnibus Incentive Plan.

The Committee, at its sole discretion, will determine all of the terms and conditions of each award, including but not limited to the following:

     o    exercise price or purchase price;

     o    method of exercise;

     o    vesting;

     o    expiration term of award;

     o    effects of termination of participant's employment or service;

     o    change-in-control vesting and other effects of a change in control;

     o    qualification of a stock option as an "incentive stock option";

     o    restrictive covenants;

     o    transferability;

     o    tax deferral arrangements;

     o    tandem or combination awards; and/or

     o any other term or condition that is not inconsistent with the 2004 Omnibus Incentive Plan.

The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to the grant or vesting of an award:

     o    net sales;

     o    budget;

     o cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital);

     o earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes);

     o    net income;

     o    pre-tax income before allocation of corporate overhead and bonus;

     o    division, group or corporate financial goals

     o    total shareholder return;

     o    return on shareholders' equity;

     o    return on assets;

     o    attainment of strategic and operational initiatives;

     o appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company;

     o    market share;

     o profits (including, but not limited to, gross profits, profit growth, net operating profit or economic profit);

     o    profit-related return ratios;

     o    earnings before interest and taxes;

     o    earnings before interest, taxes, depreciation and amortization;

     o    economic value-added models;

     o    comparisons with various stock market indices;

     o    dividends;

     o    customer satisfaction;

     o    increase in number of customers; and/or

     o    reductions in costs.

Termination of or Changes to the 2004 Omnibus Incentive Plan

The Board of Directors has the authority to amend, suspend, or discontinue the 2004 Omnibus Incentive Plan subject to any shareholder approval that is required by applicable law or listing agency rules. The Board or the Compensation Committee may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant's consent. Unless terminated earlier by the Board of Directors, the 2004 Omnibus Incentive Plan will terminate on February 17, 2014. The applicable provisions of the 2004 Omnibus Incentive Plan and the Committee's authority will continue with respect to any awards then outstanding.

Tax Consequences

The federal income tax consequences of the 2004 Omnibus Incentive Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Omnibus Incentive Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

For nonqualified stock options, generally no taxable income is recognized by a participant, and the Company will not be entitled to any tax deduction, with respect to the grant of a nonqualified stock option. The Company generally is entitled to deduct and the optionee will recognize taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. Once exercised, the participant receives short-term or long-term capital gain treatment on any further gain or loss, depending on the length of time the participant holds the stock prior to the sale. For incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income either at the time of grant or exercise or (provided that the participant holds the shares at least two years after grant and one year after exercise) at any later time. Rather, the participant receives capital gains or loss treatment on the difference between his or her basis and the ultimate sales price.

The current federal income tax consequences of other awards authorized under the 2004 Omnibus Incentive Plan generally follow certain basic patterns: Stock Appreciation Rights (SARs) are taxed and deductible in substantially the same manner as non-qualified stock options; restricted stock is taxed as income at the time the restrictions lapse (although employees may elect earlier taxation and convert future gains to capital gains) equal to the excess of the fair market value over the price paid; restricted stock units, bonuses and performance share awards are generally subject to tax at the time of payment in the form of stock or cash; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed to the individual when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If the vesting or payment of an award accelerates under the 2004 Omnibus Incentive Plan in connection with a change in control, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. Furthermore, if compensation attributable to awards is not performance-based within the meaning of 162(m) of the Code, the Company may not be permitted to deduct aggregate compensation to certain executive officers that is not performance-based, to the extent that it exceeds $1,000,000 in any tax year.

All members of the Board of Directors are eligible to receive awards under the 2004 Omnibus Incentive Plan and thus have a personal interest in the Plan's approval.

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

 UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED
           EXECUTED PROXY WILL BE VOTED "FOR" APPROVAL OF PROPOSAL 2.

No determination has yet been made as to the amount or terms of any future awards under the plan if the plan is approved by the Company's shareholders. Thus, the benefits or amounts to be received by or allocated to: (1) the executive officer group, (2) the current non-employee director group, or (3) the non-executive employee group, are not determinable.

             PROPOSAL 3.  APPROVAL OF THE CHECKPOINT SYSTEMS, INC.
                        423 EMPLOYEE STOCK PURCHASE PLAN

Subject to approval by the shareholders, the Board of Directors has adopted the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan (the "423 Plan") pursuant to which employees of the Company have the opportunity to acquire shares of Common Stock of the Company. The full text of the 423 Plan is attached as Appendix C to this Proxy Statement. Shareholders are encouraged to read the 423 Plan in its entirety. The following is a summary of the 423 Plan's material terms.

Purpose

The purpose of the 423 Plan is to: (1) encourage share ownership across a broad spectrum of employees, and (2) provide enhanced compensation to participants through the discount purchase feature. The 423 Plan complies with the requirements of Section 423 of the Internal Revenue Code.

Reservation of Shares

There are reserved for issuance under the 423 Plan a maximum of 250,000 shares of Common Stock of the Company. Authorized but unissued shares and treasury shares may be made available for issuance under the 423 Plan.

Administration

The 423 Plan will be administered, construed and interpreted by the Compensation Committee or such other persons to whom the Committee may delegate its functions. Consistent with the terms of the 423 Plan, the Committee will adopt rules and regulations concerning the operation of the 423 Plan, decide questions of construction and interpretation regarding the 423 Plan and determine an employee's eligibility to participate in the 423 Plan.

Amendment and Termination of the Plan

The Board of Directors may at any time amend, modify, suspend, discontinue or terminate the 423 Plan. However, any amendment or termination will not adversely affect any outstanding options.

Eligibility

All employees of the Company and subsidiaries of the Company which adopt the 423 Plan are eligible to participate, except that employees whose customary employment is for not more than 20 hours per week or 5 months in any calendar year are not eligible to participate. In addition, employees owning 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary shall not be eligible to participate in the 423 Plan.

Operation of the Plan

Eligible employees may participate in the 423 Plan by contributing on an after-tax basis from 1% to 25% of their base pay (including overtime and bonuses) to purchase Common Stock of the Company. Each employee will be entitled to purchase up to the number of full shares as their accumulated payroll deductions during a six-month period may permit. Any payroll deductions which are not sufficient to purchase a full share shall be retained in the participant's account for the next subsequent offering period. During any calendar year an employee may not purchase Common Stock through the 423 Plan with an aggregate value (determined as of the date each option is granted) that exceeds $25,000. Options will be granted on the first trading day of the six-month offering period and shares will be purchased on the last trading day of each offering period on the open market. The purchase price per share will be equal to or greater than the lesser of 85% of the fair market value per share of the Common Stock on the day the options are granted or 85% of the fair market value per share of the Common Stock on the purchase date.

If an employee terminates his or her employment before the last trading day of the six-month period, amounts credited to his or her purchase account will be paid in cash and will not be used to purchase Common Stock of the Company.

Limited Transferability of Options

Options granted under the 423 Plan and the related purchase account are not assignable or transferable except by will or the laws of descent and distribution.

Federal Income Tax Consequences

The 423 Plan is intended to be a qualified employee stock purchase plan under
Section 423 of the Internal Revenue Code (the "Code"). It is not, however, intended to be a tax qualified retirement plan. Employees pay no tax when they enroll in the 423 Plan, when they purchase shares of Common Stock pursuant to the 423 Plan or when they receive shares of Common Stock after the applicable holding period described below.

Employees will have a taxable gain or loss when any shares of Common Stock purchased through the 423 Plan are sold. If an employee sells shares within two years after a particular set of options are granted (the "holding period"), then the difference between the purchase price and market value of the shares on the purchase date will be taxed as ordinary income. Any difference between the market value of the shares on the purchase date and the sale price will be capital gains or losses for income tax purposes. In addition, if an employee withdraws shares from his or her account that are still subject to the holding period, the Company will treat such a withdrawal as a sale of shares for federal income tax reporting purposes. Any dividends that are paid with respect to shares of Common Stock purchased through the 423 Plan will be taxable as ordinary income.

If an employee sells stock after the holding period described above, then the difference between the market price on the grant date and the actual purchase price will be taxed as ordinary income (to the extent of gain) and the balance of his or her gain, if any, will be capital gain.

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

 UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED
           EXECUTED PROXY WILL BE VOTED "FOR" APPROVAL OF PROPOSAL 3.

                              CORPORATE GOVERNANCE


Director Nomination Procedures

Criteria for Board Nomination. The Governance and Nominating Committee considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors and seeks to insure that at least a majority of the directors are independent under the rules of the New York Stock Exchange, that members of the Company's Audit Committee meet the financial literacy requirements under the rules of the New York Stock Exchange, and at least one of them qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business, and willingness to devote adequate time to Board duties.

Board Nomination Process. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board. The Governance and Nominating Committee generally considers renomination of incumbent directors, provided they continue to meet the qualification criteria adopted by the Board of Directors. New director candidates are evaluated by the Governance and Nominating Committee by reviewing the candidates' biographical information and qualification and checking the candidates' references. Qualified nominees are interviewed by at least one member of the Committee and the Chairman of the Board. The Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the governance and nominating committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, these final prospective candidates. Candidates recommended by the Committee are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Shareholder Recommendations. The Committee uses a similar process to evaluate candidates recommended by shareholders. To date, however, the Company has not received any shareholder's proposal to nominate a director.

To recommend a prospective nominee for the Committee's consideration, please submit the candidate's name and qualifications to the Chairman of the Governance and Nominating Committee, Checkpoint Systems, Inc. 101 Wolf Drive, Thorofare, New Jersey 08086. Submissions must contain: (a) the proposed nominee's name and qualifications (including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any)) and the reason for such recommendation, (b) the name and the record address of the shareholder or shareholders proposing such nominee,
(c) the number of shares of stock of the Company which are beneficially owned by such shareholder or shareholders, and (d) a description of any financial or other relationship between the shareholder or shareholders and such nominee or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received by November 28, 2004, will be considered for nomination at the 2005 Annual Meeting of

Shareholders. Recommendations received after November 28, 2004, will be considered for nomination at the 2006 Annual Meeting of Shareholders.

Board of Directors and Committees

Board Composition. With the exception of W. Craig Burns, John E. Davies, Jr., and George W. Off, who serve as officers of the Company, all other directors have been determined to be independent by the Board of Directors, in accordance with the listing standards of the New York Stock Exchange. The Board of Directors of the Company has determined, using the New York Stock Exchange listing standards currently in effect, that none of the independent directors has a material relationship with the Company (either directly as a partner, shareholder or officer of an organization that has a relationship with the Company. In making such a determination the Board of Directors applied the standards set forth a Rule 303A.02(b) of The New York Stock Exchange Listed Company Manual. Each of the Independent Directors meets the above independence standards.

Board Meetings. The Board held six regular and two special meetings in 2003. Each director attended 100% of all Board and applicable committee meetings during 2003, except for one Board member who was unable to take part in one of the Special Meetings of the Board. The Board of Directors has a policy requiring attendance at the Annual Meeting of Shareholders. All of the Company's directors attended the 2003 Annual Meeting of Shareholders.

Non-employee directors regularly meet in executive sessions in which such directors meet without management participation. Non-employee directors include all independent directors as well as any other directors who are not officers of the Company, whether or not "independent" by virtue of a material relationship with the Company or otherwise.

R. Keith Elliott, as Lead Director, has been selected to preside over such executive sessions.

Interested parties may communicate directly with the Lead Director or with the non-employee directors as a group by writing to the Lead Director, Checkpoint Systems, Inc. 101 Wolf Drive, Thorofare, New Jersey 08086.

Board Committees. The following table sets forth the committees of the Board, the composition thereof and the number of meetings of each committee held in 2003:

 ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Number of
          Name of Committee                            Members of the Committee                            Meetings in 2003
 ----------------------------------- -------------------------------------------------------- ------------------------------------
 AUDIT COMMITTEE                      William S. Antle, III                                                       9
                                      David W. Clark, Jr.
                                      R. Keith Elliott*
                                      Alan R. Hirsig
 ----------------------------------- -------------------------------------------------------- ------------------------------------
 COMPENSATION AND STOCK OPTION        Robert O. Aders                                                             6
 COMMITTEE                            Alan R. Hirsig*
                                      Jack W. Partridge
                                      Sally Pearson
 ----------------------------------- -------------------------------------------------------- ------------------------------------
 GOVERNANCE AND NOMINATING            David W. Clark, Jr.                                                         6
 COMMITTEE                            R. Keith Elliott*
                                      Jack W. Partridge
                                      Sally Pearson
 ---------------------------------------------------------------------------------------------------------------------------------

______________
* Chairperson for 2003.

   Audit Committee. The Audit Committee monitors the financial reporting policies and processes and system of internal controls of the Company. The Audit Committee monitors the audit process and has sole responsibility for selecting the Company's independent auditors. The Audit Committee operates under a charter, a copy of which is attached as Appendix A to this Proxy Statement and is available on the Company's website at www.checkpointsystems.com. In addition to being "independent" directors within the meaning of the New York Stock Exchange listing standards, as currently in effect, all members of the Audit Committee satisfy the heightened independence standards under the SEC rules, as currently in effect. The Board of Directors has determined that Mr. Antle serves on the Audit Committee of Esco Technologies, Inc. Mr. Clark serves on the audit committee of Compu Dyne Corp. Mr. Elliott serves on the audit committee of Wilimington Trust Company and Computer Task Group. Mr. Hirsig serves on the audit committee of Aqua America. The Board has determined that such simultaneous Audit Committee service would not impair the ability of such director(s) to effectively serve on the Company's audit committee.

   The Board has determined that Mr. Elliott is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. Item 401(h) further provides for the following safe harbor:

     "(i) A person who is determined to be an audit committee financial expert will not be deemed an expert for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933 (15 U.S.C. 77k), as a result of being designated or identified as an audit committee financial expert pursuant to this Item 401.

     (ii) The designation or identification of a person as an audit committee financial expert pursuant to this Item 401 does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification.

     (iii) The designation or identification of a person as an audit committee financial expert pursuant to this Item 401 does not affect the duties, obligations or liability of any other member of the audit committee or board of directors."

   Compensation and Stock Option Committee. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer and acts at various times during the year to approve salaries, benefits and compensation arrangements for the Company's officers, including the Chief Executive Officer, and to grant stock options. The compensation paid to employee directors is approved by all of the Company's independent directors. Each member of the Compensation and Stock Option Committee is independent as required by the New York Stock Exchange listing standards. The Compensation Committee operates under a charter, a copy of which is available on the Company's website at www.checkpointsystems.com.

   Governance and Nominating Committee. The Governance and Nominating Committee provides counsel to the full Board with respect to: (a) Board organization, membership and function, (b) Committee structure and membership; and (c) succession planning for the executive management of the company. In carrying out its duties, the Committee has also been delegated the responsibility to: determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate, at least annually, each Board member's

"independence" and make recommendations, at least annually, regarding each Board member's "independence" status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; consider the effectiveness of corporate governance practices and policies followed by the Company and the Board; and conduct at least annually a performance assessment of the Board. Each member of the Governance and Nominating Committee is independent as required by the New York Stock Exchange listing standards. The Governance and Nominating Committee operates under a charter, a copy of which is available on the Company's website at www.checkpointsystems.com.

Board Compensation. Directors receive reimbursement of out-of-pocket expenses for attending Board and Committee Meetings. Employee directors receive no additional compensation for attending Board and Committee Meetings. Set forth below is the compensation received in 2003 for non-employee directors. The Company does not expect this compensation to increase in 2004.

                        Non-Employee Board Compensation

--------------------------------------------------------------------------------
 Type of Compensation                               Amount of Payment
-------------------------------------------- -----------------------------------
 Annual Retainer - Board Members                         $25,000
-------------------------------------------- -----------------------------------
 Annual Retainer - Lead Director                         $ 5,000
-------------------------------------------- -----------------------------------
 Annual Retainer - Committee Chairpersons                $ 5,000
-------------------------------------------- -----------------------------------
 Board Attendance Fee (per meeting)                      $ 1,500
-------------------------------------------- -----------------------------------
 Special Board Meetings                                  $ 1,500
-------------------------------------------- -----------------------------------
 Telephonic Board Meetings                               $  750
-------------------------------------------- -----------------------------------
 All Other Committee Meetings                            $ 1,500
--------------------------------------------------------------------------------


   Option Awards to Non-Employee Directors and Other Compensation. Non-employee directors are entitled to receive non-qualified stock options to purchase Checkpoint Common Stock under the Stock Option Plan (1992), but no director may be awarded options for an aggregate of more than 10% of the shares available under the Stock Option Plan. Each non-employee director receives, upon his/her initial election as a director, and annually thereafter, non-qualified stock options for 10,000 shares.

Under the Company's Directors' Deferred Compensation Plan, non-employee directors may defer all or a portion of their cash compensation to a deferred compensation account. Non-employee directors may elect to: 1) receive cash for all services; 2) defer a percentage of cash compensation, with the deferral amount invested in a selected stock fund with distribution at retirement; 3) receive Company shares in lieu of cash; or 4) defer a percentage of cash compensation and receive 125% value in phantom Company shares, valued on the last trading day of the calendar quarter in which he or she would have received a cash payment, with deferred shares distributed upon retirement. Since the inception of the plan, more than 70% of the compensation due non-employee directors has been deferred and converted into phantom shares under the plan.

Upon approval of the 2004 Omnibus Incentive Plan, no further awards will be made under the current stock option plan. In addition, phantom shares under the Directors' Deferred Compensation Plan may be awarded under the 2004 Omnibus Incentive Plan.

Shareholder Access to Directors

Generally, shareholders who have questions or concerns regarding the Company should contact the Investor Relations department at 856-848-1800 Ext. 3370. Any shareholders, however, who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Checkpoint Systems, Inc., 101 Wolf Drive, P.O. Box 188, Thorofare, New Jersey 08086.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS


The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 5, 2004. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

--------------------------------------------------------------------------------
        Name and Address of              Amount and Nature of      Percent of
        Beneficial Ownership               Beneficial Owner       Common Stock
-------------------------------------- ------------------------ ----------------
Westport Asset Management, Inc. (1)           2,696,100               7.71%
253 Riverside Avenue
Westport, Connecticut 06880
-------------------------------------- ------------------------ ----------------
Barclay's Global Investors, NA (1)            1,753,197               5.01%
45 Fremont Street
San Francisco, CA 94105
-------------------------------------- ------------------------ ----------------
MMI Invesstments, L.P. (2)                    1,750,000               5.00%
152 West 57th Street
New York, NY 10019
--------------------------------------------------------------------------------

______________
(1) As reported on Schedules 13G filed with the Securities and Exchange Commission ("SEC") on: (i) February 12, 2004 in the case of Westport Asset Management, Inc., and (ii) February 13, 2004 in the case of Barclay's Global Investors, NA.

(2) As reported to the Company by MMI Investments L.P. in March 2004.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Checkpoint Common Stock owned by each director, the Company's Chief Executive Officer, the four other most highly compensated executive officers and other executive officers as of March 17, 2004. Each person named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.

 -----------------------------------------------------------------------------------------------------------------------------------
         Name and Address of                   Amount and Nature of                  Percent of                     Phantom
           Beneficial Owner                  Beneficial Ownership (1)               Common Stock                Stock Units (16)
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 Robert O. Aders (2)                                   30,000                           .07%                            700
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 William S. Antle, III (3)                             20,000                           .06%                          2,358
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 W. Craig Burns (4)                                   271,884                           .78%                              0
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 David W. Clark, Jr. (5)                               80,392                           .23%                         25,522
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 John E. Davies, Jr. (6)                              146,951                           .42%                              0
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 R. Keith Elliott (7)                                  23,000                           .07%                         19,105
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 Alan R. Hirsig (8)                                    39,300                           .11%                         26,082
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 George W. Off (9)                                    195,000                           .56%                              0
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 Jack W. Partridge (10)                                33,000                           .09%                              0
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 Sally Pearson (11)                                    20,000                           .06%                            700
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 Neil D. Austin (12)                                   40,000                           .11%                              0
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 Per Levin (13)                                        48,556                           .14%                              0
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 Arthur W. Todd (14)                                   30,000                           .09%                              0
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 John R. Van Zile                                           0                           .00%                              0
 ----------------------------------- ----------------------------------- ----------------------------- -----------------------------
 All Directors and                                    973,083                          2.78%                         74,467
 Officers as a Group
 (14 persons) (15)
 -----------------------------------------------------------------------------------------------------------------------------------

____________
(1) Unissued shares subject to options exercisable within 60 days of March 5, 2004 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.
(2) Includes options to purchase 20,000 shares of Common Stock and 10,000 shares in two trust accounts, for which Mr. Aders has beneficial interest.
(3)  Consists of options to purchase 20,000 shares of Common Stock.
(4)  Includes options to purchase 265,834 shares of Common Stock.
(5)  Includes options to purchase 39,356 shares of Common Stock.
(6)  Includes options to purchase 140,475 shares of Common Stock.
(7)  Includes options to purchase 20,000 shares of Common Stock.
(8)  Includes options to purchase 30,000 shares of Common Stock.
(9)  Consists of options to purchase 195,000 shares of Common Stock.
(10) Includes options to purchase 20,000 shares of Common Stock.
(11) Consists of options to purchase 20,000 shares of Common Stock.
(12) Includes options to purchase 40,000 shares of Common Stock.
(13) Consists of options to purchase 48,556 shares of Common Stock.
(14) Consists of options to purchase 30,000 shares of Common Stock.
(15) See footnotes 4 and 6 above. Total shown includes 9,776 shares held by the custodian of the ESPP.
(16) Phantom stock units are convertible into Common Stock pursuant to the deferral provisions of the Deferred Compensation Plan described under "Option Awards to Non-Employee Directors and Other Compensation." The units do not have voting rights and are convertible into Common Shares upon termination of the individual's service as a Director.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


The Compensation and Stock Option Committee of the Board of Directors has furnished the following report on executive compensation.

General

Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company and, as a result, shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. Annual base salary, incentive bonuses, and longer term incentive compensation is tied to the Company's performance in a manner that encourages a sharp and continuing focus on building revenue growth and long-term profitability, and provides an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the shareholders. In 2003, the Compensation Committee hired a nationally-recognized independent compensation-consulting firm and reviewed various analytical data to insure that the Company's compensation program for senior executives is competitive with compensation levels paid to senior management of similar sized companies with comparable responsibilities.

In the early part of each fiscal year, the Compensation Committee, whom the Board has affirmatively determined to be comprised of independent directors, reviews with the Chief Executive Officer and recommends to the Board, modifications it deems appropriate, and an annual compensation plan for each of the Company's senior executives. The Board's independent directors vote on the recommendations in executive session. This compensation plan is based on a review of industry, peer group, and national surveys of compensation levels, historical compensation policies of the Company, and the subjective judgments of the Compensation Committee relating to the past and expected future contributions, level of experience, leadership abilities, and overall performance

The Compensation Committee reviews and recommends to the Board the base salary of the Chief Executive Officer based on a review of appropriate data and the Compensation and Stock Option Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. The Board's independent directors vote on the recommendations in executive session. For 2003, Mr. Off's compensation was formulated by the Compensation Committee based on these historic factors and set performance goals relating to cash flow and debt reduction combined with cost reduction programs in light of the general economic conditions and markets in which the Company operates.

Mr. Off has served as Chairman of the Board, President and Chief Executive Officer since August 2002. Mr. Off's base salary for 2003 was $722,488 with a targeted bonus percentage of 100%. Mr. Off's 2003 bonus was $762,375. Mr. Off was also awarded 60,000 options in 2003.

The targeted earnings per share growth plan was achieved for 2003 and the Company made significant progress in cost reductions and improved cash flow, resulting in accelerated debt reduction during the year, thereby positioning the Company for enhanced growth opportunities in future years.

Long Term Compensation

In addition to salary, senior management of the Company has the potential to receive additional compensation from three possible sources: the Company's 2003 Bonus Plan, discretionary management bonuses, and the 1992 Stock Option Plan. Upon shareholder approval of the Company's 2004 Omnibus Incentive Plan, equity-based awards and bonus payments will be made under the plan and no further awards will be made under the Stock Option Plan.

In 2003, the Board of Directors approved the 2003 Corporate Bonus Plan. The 2003 Corporate Bonus Plan provided for a bonus to be paid upon achievement of personal objectives and a Bonus Pool to be formed when earnings per share ("EPS") increased over a defined target. The Bonus Pool is then apportioned among four groups of employees: executive officers, vice presidents, middle management, and front line employees. Each group has a targeted bonus percentage assigned which is adjusted, depending on the percentage increase over the targeted EPS growth. The specified minimum target for EPS was attained for the fiscal year 2003 and bonuses were paid.

In order to provide incentives to employees over the longer term, the Company maintains the Stock Option Plan. At various times during the year, the Compensation Committee grants options to purchase the Company's Common Stock under the Stock Option Plan. Under the Stock Option Plan, as most recently approved by the Shareholders at the 2003 Annual Meeting of Shareholders, the Compensation Committee has the authority to grant both incentive and non-qualified options to purchase the Company's Common Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-qualified options as set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 16,000,000 and 3,437,956 remain available for grant thereunder as of March 5, 2004. The Compensation Committee believes that the Stock Option Plan has been an important tool in attracting and retaining employees and directors and encourages them to strive for the long-term success of the Company. Upon stockholder approval of the 2004 Omnibus Incentive Plan, no additional awards will be made under the Stock Option Plan, however, options and other awards may be granted by the Compensation Committee under the 2004 Omnibus Incentive Plan.

In fixing the grants of stock options to the individual senior management group during 2003, including the executive officers other than the Chief Executive Officer, the Compensation Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, performance requirements, anticipated contributions of each of the senior management group and information on previous awards under the Stock Option Plan. Any awards to the Chief Executive Officer are determined separately by the Compensation Committee and are based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Compensation Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth. In 2003, the Compensation Committee granted options to purchase 60,000 shares of the Company's Common Stock to the Chief Executive Officer.

The Compensation Committee believes that its past grants of options and the Incentive Compensation Plans have successfully focused the Company's senior management on building profitability and shareholder value.

Under the 1993 Omnibus Budget Reconciliation Act ("OBRA") and Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation for certain executive officers exceeds $1 million in any one year, except for compensation payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. In addition, the material terms of the plan must be disclosed to and approved by shareholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made. The Compensation Committee has designed certain of the Company's compensation programs to conform with
Section 162(m) of the Code and related regulations so that total compensation paid to any employee covered by Section 162(m) should not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." However, the Company may pay compensation, which is not deductible in certain circumstances, when sound management of the Company so requires.

Deferred Compensation Plan

On February 18, 2004, the Board adopted the Checkpoint Systems, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). The purpose of the Deferred Compensation Plan, which is administered by the Compensation Committee appointed by the Board to administer the Checkpoint Systems, Inc. 401(k) Employee Savings Plan, is to provide certain eligible employees of the Company and its subsidiaries the opportunity to defer portions of their compensation which might not otherwise be deferrable under other Company plans, including the Company's 401(k) plan. In addition, the Deferred Compensation Plan is designed to encourage participants to choose Company stock or phantom shares, therefore aligning the interests of plan participants with those of the Company's shareholders.

Vice Presidents and above may participate in the Deferred Compensation Plan. The Compensation Committee may set minimum and maximum amounts allowed for deferral into the Plan, however, the maximum deferred amount may not exceed 50% of base salary and 100% of annual bonus. Deferral elections are irrevocable for one year, except in the case of hardship.

The Deferred Compensation Plan is unfunded and rights to payments from this plan are unsecured claims against the general assets of the Company. The Deferred Compensation Plan is not intended to qualify under Section 401(a) of the Code. Participant accounts under this plan are merely hypothetical bookkeeping accounts which will incur hypothetical gains or losses tracking the performance of investments chosen by the participant. The tracking investment choices under this plan include the investment options under the Company's 401(k) plan and an option which tracks the performance of Company stock.

Participants may receive a match of up to 25% Company stock or phantom shares deferral amounts committed to the Company. Company matching amounts are subject to the same vesting schedule as under the Company's 401(k) plan but will always be forfeited if distribution of a participant's account occurs prior to termination of employment. Participants may elect distribution of their account upon termination of employment or a specific future year (with distribution upon termination, if earlier) and all distributions will be in the form of a lump sum payment. At the Compensation Committee's discretion, amounts related to matching contributions may be distributed in cash or in shares of Company stock.

Stock Ownership Program

On February 17, 2004 the Compensation Committee adopted the Checkpoint Systems Inc. Management and Director Stock Ownership Program "Stock Ownership Program". The Stock Ownership Program sets stock ownership levels for executive officers and outside directors of the Company which must be achieved within five years of the adoption of the Program. The ownership levels under the Stock Ownership Program are as follows: Chief Executive Officer - 160,000 shares; President and Chief Operating Officer - 80,000 shares; Executive Vice President - 50,000 shares; Senior Vice President - 25,000 shares; Vice President - 10,000 shares; and non-employee board members - 10,000 shares. Shares relating to accounts under deferred compensation plans count toward the required ownership levels. Management must notify any individual who fails to comply with the Stock Ownership Program. Such individual will have 180 days to achieve his or her ownership level or, if the individual does not comply within such time period, he or she will be ineligible for awards under the 2004 Omnibus Incentive Plan until the appropriate ownership level is satisfied. The Board has discretion to allow a longer compliance period if the individual demonstrates exigent circumstances.

The foregoing report submitted by:

Robert O. Aders
Alan R. Hirsig, Chairman
Jack W. Partridge
Sally Pearson

The foregoing Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee, as of the date of this proxy statement, is or has been an officer or employee of the Company or any of its subsidiaries.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee.

No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

                             EXECUTIVE COMPENSATION

   This table below shows for the last three fiscal years compensation information for the Company's Chief Executive Officer, and the Named Executive Officers, as required under the rules of the SEC and certain other executive officers of the Company.

                           Summary Compensation Table

 ---------------------------------------------------------------------------------------------
                                             Annual               Long Term        All Other
                                          Compensation           Compensation    Compensation
 ------------------------------ -------------------------------- -------------- --------------
                                                                   Securities
                                           Salary      Bonus       Underlying
  Name and Principal Position     Year       ($)      ($) (1)      Options(#)       Other ($)
 ------------------------------ ------- ----------- ------------ -------------- --------------
  George W. Off                   2003     772,820    762,375        60,000                0
  Chairman of the Board,          2002     372,427          0       420,000          267,592(2)
  President and
  Chief Executive Officer
 ------------------------------ ------- ----------- ------------ -------------- --------------
  W. Craig Burns                  2003     393,245    415,735(3)     60,000                0
  Executive Vice President,       2002     377,579    922,254(4)     50,000                0
  Chief Financial Officer         2001     275,265          0       100,000                0
  and Treasurer
 ------------------------------ ------- ----------- ------------ -------------- --------------
  John E. Davies, Jr.             2003     308,773    433,600        60,000                0
  Executive Vice President        2002     270,970          0        25,000                0
  Americas and Asia Pacific       2001     232,113          0        15,000                0
 ------------------------------ ------- ----------- ------------ -------------- --------------
  Per H. Levin                    2003     315,579    294,010        60,000           62,813(5)
  Executive Vice President,       2002     249,427    753,671        20,000           51,322
  General Manager of Europe       2001     236,571    348,632        35,000           48,676
 ------------------------------ ------- ----------- ------------ -------------- --------------
  Neil D. Austin(6)               2003     142,086     18,625         7,500                0
  (Former) Vice President,        2002     229,375          0        10,000                0
  General Counsel and             2001     229,376          0        15,000                0
  Secretary
 ------------------------------ ------- ----------- ------------ -------------- --------------
  John R. Van Zile                2003     137,328     83,837        25,000           13,000(7)
  Senior Vice President,
  General Counsel and
  Secretary
 ------------------------------ ------- ----------- ------------ -------------- --------------
  Arthur W. Todd                  2003     195,294     63,609        15,000                0
  Vice President, Corporate       2002     179,159          0        15,000                0
  Controller and Chief            2001     166,385          0        15,000                0
  Accounting Officer
 ---------------------------------------------------------------------------------------------

(1) For Executive Officer's named above, except for Mr. Austin, 50% of the bonus payment for 2003 was paid in March 2004, and the remaining 50% is to be paid later in 2004 upon the successful attainment of certain objectives as determined by the Board.
(2)  Consists of a relocation reimbursement of $267,592.
(3) In 2003, Mr. Burns received a special bonus of $350,000 which will vest and be payable over three years. $116,000 of the special bonus is included in 2003 bonus award.
(4)  Includes $772,254 vested deferred compensation award.

(5) Amounts shown in All Other compensation includes pension and housing allowances related to Mr. Levin in the amount of $43,969 and $18,844 respectively.
(6) Mr. Austin's employment with the Company terminated on July 14, 2003. Under the terms of Mr. Austin's employment contract he was entitled to receive severance pay for a period of twelve (12) months together with continuation of various benefit plan coverage and consulting for a like period. Mr. Austin also was entitled to receive an incentive payment and the value of outplacement benefits.
(7)  Consists of a relocation reimbursement of $13,000.

Stock Option Grants in 2003

The table below shows stock option grants to the individuals listed below in 2003.

                       Option Grants in Last Fiscal Year

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Potential Realizable
                                    Number of       % of Total                                             Value at Assumed
                                   Securities        Options                                             Annual Rates of Stock
                                   Underlying       Granted to                                            Price Appreciation
                                     Options        Employees       Exercise or                           For Option Term (2)
                                     Granted            in          Base Price       Expiration    --------------------------------
              Name                   (#) (1)       Fiscal Year       ($/Share)          Date            5% ($)          10% ($)
---------------------------- ------------------- --------------- ---------------- ---------------- --------------- ----------------
 George W. Off                          7,639           .8227         $13.0900         05/01/13         $62,886          $159,365
                                       52,361          5.6393         $13.0900         11/01/13         431,048         1,092,360
---------------------------- ------------------- --------------- ---------------- ---------------- --------------- ----------------
 W. Craig Burns                        17,823          1.9195         $13.0900         05/01/13         146,723           371,825
                                       42,177          4.5425         $13.0900         11/01/13         369,604           950,383
---------------------------- ------------------- --------------- ---------------- ---------------- --------------- ----------------
 John E. Davies, Jr.                    7,639           .8227         $13.0900         05/01/13          62,886           159,366
                                       52,361          5.6393         $13.0900         11/01/13         431,048         1,092,360
---------------------------- ------------------- --------------- ---------------- ---------------- --------------- ----------------
 Per H. Levin                           8,739           .9412         $13.0900         05/01/13          71,941           182,314
                                       51,261          5.5208         $13.0900         11/01/13         421,992         1,069,412
---------------------------- ------------------- --------------- ---------------- ---------------- --------------- ----------------
 Neil D. Austin                         5,994           .6402         $13.0900          2/19/13          34,858            88,338
                                        1,556           .1676         $13.0900          8/19/13           9,125            23,125
---------------------------- ------------------- --------------- ---------------- ---------------- --------------- ----------------
 John R. Van Zile                      19,926          2.1460          15.0550          7/28/13         188,660           478,100
                                        5,074           .5465         $15.0550         01/28/14          51,139           131,497
---------------------------- ------------------- --------------- ---------------- ---------------- --------------- ----------------
 Arthur W. Todd                         8,839           .9520          $9.3250         02/19/13          51,836           131,362
                                        6,161           .6635          $9.3250         08/19/13          38,423            99,775
-----------------------------------------------------------------------------------------------------------------------------------

(1) The top figure, where applicable, reflects an incentive stock option and the bottom figure reflects a non-qualified stock option. Under the Stock Option Plan, options granted prior to July 23, 1997 are exercisable immediately (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934). The term of the incentive stock options is ten years and the term for non-qualified stock options is ten years and six months. In July 1997, the Compensation and Stock Option Committee declared that all options issued under the Stock Option Plan on or after July 23, 1997 to persons with the title of vice president or above were to vest over a period of three years at a rate of one-third per year. Options issued to persons with a title other than vice president or above are to vest over a period of two years at a rate of 34% upon the first anniversary of the grant, 33% upon 18 months after the anniversary date; and 33% upon the second anniversary date.
(2) Represents a gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price per share. The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the SEC. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.

Option Exercises and Fiscal Year-End Option Values

The table below shows stock option exercises and the value of unexercised stock options held by the individuals listed below.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

 ---------------------------------------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                                                    Securities                   Value of
                                                                                    Underlying                  Unexercised
                                                                                    Unexercised                In-the-Money
                                                                                      Options                     Options
                                          Shares              Realized            At FY-End(#)(2)             At FY-End($)(3)
                                       Acquired On             Value               Exercisable/                Exercisable/
              Name                     Exercise (#)            ($)(1)              Unexercisable               Unexercisable
 ------------------------------- ----------------------- ------------------ -------------------------- ---------------------------
 George W. Off                                        0                 0             195,000/285,000          1,533,413/2,239,425
 ------------------------------- ----------------------- ------------------ -------------------------- ---------------------------
 W. Craig Burns                                       0                 0              249,167/93,333            2,154,356/578,131
 ------------------------------- ----------------------- ------------------ -------------------------- ---------------------------
 John E. Davies, Jr.                                  0                 0              118,072/95,928              962,936/647,287
 ------------------------------- ----------------------- ------------------ -------------------------- ---------------------------
 Per H. Levin                                         0                 0               32,445/82,221              267,556/576,154
 ------------------------------- ----------------------- ------------------ -------------------------- ---------------------------
 Neil D. Austin                                  11,667            73,090                    40,000/0                          0/0
 ---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.
(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.
(3) The first number represents the value based on the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.

Employment Agreements and Change-in-Control Arrangements

Mr. Off has a written Employment Agreement, which expires December 31, 2005, pursuant to which Mr. Off receives an adjusted base salary of Seven Hundred Fifty-Seven Thousand Dollars $757,000 per annum. Mr. Off's Agreement provides that he participate in annual incentive compensation programs, as determined by the Board of Directors, which would enable Mr. Off to earn incentive compensation up to a target of one hundred percent (100%) of base salary, provided specified goals and objectives are achieved. Mr. Off also participates in the Company's Stock Option Plan, with grants being determined by the Board of Directors. Mr. Off's Agreement provides that if the Agreement is not renewed at its expiration date, Mr. Off shall receive an amount equal to one year's salary in effect at the time and that any stock options (other than options granted in the preceding nine (9) months prior to the termination date) shall vest immediately. Mr. Off is also subject to non-competition provisions, which range from twelve (12) to thirty (30) months from termination date, depending on various conditions of termination. Mr. Off's Agreement also provides for payments, under certain conditions, related to Change-in Control as defined in the agreement or termination of employment by either the Company, without cause, as defined, or Mr. Off, for good reason, as defined, during the term of Agreement. The payment under such circumstances is an amount equal to two hundred fifty percent (250%) of a combination of Mr. Off's base salary and incentive compensation, as defined in the Agreement. Mr. Off is entitled to participate in the Company's employee benefit plans while an employee and for a period of thirty (30) months thereafter under certain conditions.

Mr. Burns has a written Employment Agreement which expires December 31, 2004. Under the Agreement, Mr. Burns is bound to a non-competition provision for a period of twelve

(12) months from the date his employment terminates. Mr. Burns' Agreement provides that should his employment terminate, in certain circumstances, he would receive severance pay of base salary continuation and various benefits for twenty-four (24) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated or Mr. Burns terminates his employment for good reason (as defined in the Agreement), he would receive as Change-in-Control severance benefits base salary continuation and various benefits for thirty-six (36) months. Mr. Burns will receive a deferred bonus payment equal to $350,000, of which one-third will be paid in 2004 and the remaining shall vest and be paid to him in installments as follows: $116,667 on each of January 1, 2005 and January 1, 2006. In addition, Mr. Burns agreement reflects an accrued bonus of $772,254 which was originally awarded in 2002.

Mr. Davies has a written Employment Agreement which expires December 31, 2004. Mr. Davies is bound to a non-competition provision for a period of twelve (12) months from the date his employment terminates. Mr. Davies' Agreement provides that should his employment terminate, in certain circumstances, he would receive severance pay of base salary continuation and various benefits for eighteen (18) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated or if Mr. Davies terminates his employment for good reason (as defined in the Agreement), he would receive as Change-in-Control severance benefits base salary continuation and various benefits for twenty-seven (27) months.

Mr. Levin has a written Employment Agreement, which expires December 31, 2004. Mr. Levin is bound to a non-competition provision for a period of twelve (12) months from the date his employment terminates. Mr. Levin' Agreement provides that should his employment terminate, in certain circumstances, he would receive severance pay of base salary continuation and various benefits for eighteen (18) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated or if Mr. Levin terminates his employment for good reason (as defined in the Agreement), he would receive as Change-in-Control severance benefits base salary continuation and various benefits for twenty-seven (27) months. In addition to his base salary and eligibility to participate in an annual bonus plan, Mr. Levin receives a housing allowance and a $35,000 annual contribution to a private pension plan.

Mr. Van Zile has a written Employment Agreement which expires December 31, 2004. Mr. Van Zile is bound to a non-competition provision for a period of twelve (12) months from the date his employment terminates. Mr. Van Zile's Agreement provides that should his employment terminate, in certain circumstances, he would receive as severance pay base salary continuation and benefit continuation for fifteen (15) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated or Mr. Van Zile terminates his employment he would receive as severance benefits base salary continuation and various benefits for twenty-two and one-half (22-1/2) months.

Mr. Todd has a written Employment Agreement which expires December 31, 2004. Mr. Todd is bound to a non-competition provision for a period of twelve (12) months from the date his employment terminates. Mr. Todd `s Agreement provides that should his employment terminate, in certain circumstances, he would receive as severance pay base salary continuation and benefit continuation for of twelve (12) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated or Mr. Todd terminates his employment for good he would receive as severance benefits base salary continuation and various benefits for eighteen (18) months.

                      Equity Compensation Plan Information

 ---------------------------------------------------------------------------------------------------------------------------------
                                                   Number of                                                    Number of
                                                Securities to be                                           Securities Remaining
                                                  Issued Upon                   Weighted-Average              Available For
                                                  Exercise of                  Exercise Price of             Future Issuance
 Plan Category                                Outstanding Options             Outstanding Options           Under Option Plan
 -------------------------------------- ------------------------------ ------------------------------ ----------------------------
 Equity Compensation Plans Approved
 by Security Holders                               4,063,647                        $14.5582                    4,226,206
 -------------------------------------- ------------------------------ ------------------------------ ----------------------------
 Equity Compensation Plans Not
 Approved by Security Holders                          0                               0                            0
 -------------------------------------- ------------------------------ ------------------------------ ----------------------------
 Total                                             4,063,647                        $14.5582                    4,226,206
 ---------------------------------------------------------------------------------------------------------------------------------


The Company's 1992 Stock Option Plan allows the Company to grant either incentive stock options (ISOs) or non-qualified stock options (NSOs) to purchase up to 16,000,000 shares of Common Stock after giving effect to the February 1996 stock split. Under the plan, only employees are eligible to receive ISOs and both employees and non-employee directors of the Company are eligible to receive NSOs. Effective with the 2002 Annual Shareholders' Meeting, each non-employee director is to receive, upon his/her initial election as a Director, and annually thereafter, non-incentive stock options for 10,000 shares. NSOs and ISOs for an aggregate of 11,773,794 shares have been granted under the Stock Option Plan through December 28, 2003. At December 28, 2003, December 29, 2002 and December 30, 2001, a total of 4,226,206, 218,995 and 1,194,141 shares, respectively, were available for grant under the plan. If Shareholders approve the 2004 Omnibus Incentive Plan, no further grants will be made under the Stock Option Plan and the remaining shares available for grant under the plan will become available for grant under the 2004 Omnibus Incentive Plan.

All options under the Stock Option Plan expire not more than 10 years (plus six months in the case of NSOs) from the date of grant. Both ISOs and NSOs require a purchase price of not less than 100% of the fair market value of the stock at the date of grant.

The Stock Option Plan is administered by the Compensation Committee of the Company's Board of Directors. All of the options outstanding at December 28, 2003 were issued pursuant to the Stock Option Plan. Stock options granted prior to July 1, 1997 were vested upon grant. In July 1997, the Compensation Committee modified the vesting provisions contained in the Stock Option Plan so that all options granted on or after July 23, 1997, to persons other than non-employee directors under the plan, shall vest as set forth below:

ISOs and NSOs issued to all employees whose title is less than Vice President shall vest as follows:

     (i)   34% on or after the first anniversary date of option grant;

     (ii)  an additional 33% on or after 18 months of the date of option grant;
           and

     (iii) the remaining 33% on or after the second anniversary date of the option grant.

ISOs and NSOs issued to all employees whose title is Vice President and above shall vest as follows:

     (i)   34% on or after the first anniversary date of option grant;

     (ii) an additional 33% on or after the second anniversary date of option grant; and

     (iii) the remaining 33% on or after the third anniversary date of option grant.

In addition to the Stock Option Plan shown in the table above, the Company sponsors an Employee Stock Purchase Plan which was approved and amended by the Shareholders in 2001 and which provides that all shares purchased for employee participants are purchased on the open market and allocated directly to participant accounts.

                             AUDIT COMMITTEE REPORT


The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding management's conduct of the Company's financial reporting policies and processes, system of internal controls, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 28, 2003 with the Company's management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended. In addition, the Audit Committee has discussed with PwC their independence, has received and reviewed the written disclosures and letter provided to the Audit Committee by PwC as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has considered whether the provision of non-audit services provided by the auditors is compatible with maintaining the auditors' independence.

Based upon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2003 to be filed with the Securities and Exchange Commission.

The foregoing report submitted by:

William S. Antle, III
David W. Clark, Jr.
R. Keith Elliott, Chairman
Alan R. Hirsig

The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              INDEPENDENT AUDITORS


PricewaterhouseCoopers LLP ("PwC"), were the Company's independent certified public accountants for the fiscal year ended December 31, 2003. The Audit Committee will be responsible for selection of the Company's independent certified public accountants for 2004A representative of PwC is expected to be present at the Meeting and will have the opportunity to make a statement if he/she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.

Audit Fees

Aggregate fees for professional services rendered by PwC in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 28, 2003 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $1,383,000. For the year ended December 29, 2002 the amount was $1,251,000.

Audit Related Fees

During the year ended December 28, 2003 and December 29, 2002 PwC rendered professional services to the Company in connection with certain audits of the Company's employee benefit programs. The annual fees related to these audits were $42,000 and $66,000, respectively.

Tax Related Fees

In addition to the fees described above, the Company engaged PwC to perform various tax compliance services and tax consulting for the Company for the years ended December 28, 2003 and December 29, 2002. The annual fees related to these tax related professional services were $927,000 and $887,000, respectively.

All Other Fees

The Company did not engage PwC for services other than those described above.

Pre-Approval Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by PwC. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by PwC. Under the policy, pre-approval is generally provided for 12 months unless the Audit Committee specifically provides for a different period, and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also approve particular services on a case by case basis. For each proposed service, PwC must provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by PwC.

                            STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning December 27, 1998 and ending on December 31, 2003, with the cumulative total return on the Center for Research in Security Prices Index ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, and the CRSP Index for NASDAQ Electronic Components and Accessories, assuming the investment of $100 in the Company's Stock, the CRSP Index for NYSE/AMEX/NASDAQ Stock market, and the CRSP Index for NASDAQ Electronic Components and Accessories and the reinvestment of all dividends.


                               [GRAPHIC OMITTED]


                              1998     1999     2000     2001     2002     2003
                             ------   ------   ------   ------   ------   ------

Checkpoint Systems, Inc.      100.0     78.1     63.5    114.0    92.6     164.2

NYSE/AMEX/NASDAQ
  Stock Market Index          100.0    125.2    112.5    104.2    79.3     103.7

NASDAQ Electronic Components
  and Accessories Index       100.0    178.1    148.8    101.5    55.7     102.5


The foregoing Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and certain persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

              SUBMISSION OF PROPOSALS FOR THE 2005 ANNUAL MEETING

Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2005 Annual Meeting, the proposal must be received at the Company's offices no later than November 28, 2004.

In connection with the Company's 2005 Annual Meeting, if the shareholders' notice is not received by the Company on or before February 12, 2005, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

All shareholder proposals and notices should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.

                              COST OF SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodian's reasonable fees and expenses in forwarding proxy materials to shareholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.

                                  HOUSEHOLDING

The SEC permits companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as "householding," should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. The Company is not householding materials for our shareholders in connection with the Annual Meeting, however, the Company has been informed that certain intermediaries will household proxy materials.

If you wish to have only one annual report and proxy statement delivered to your address you can:

     o Contact us by calling (856) 848-1800 Ext. 3370 or by writing to Checkpoint Systems, Inc., 101 Wolf Drive, P.O. Box 188, Thorofare, New Jersey 08086, Attention: Corporate Secretary, to request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings or you can contact your broker to make the same request.

     o Request delivery of a single copy of annual reports or proxy statements from your broker if you share the same address as another shareholder.

                           ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K as filed with the SEC, on written request. Written request should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.

The Company's internet website is www.checkpointsystems.com. Investors can obtain copies of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after the Company has filed such materials with, or furnished them to, the Securities and Exchange Commission.

The Company has posted its Global Ethnics Policy, Governance Guidelines and Committee Charters on the Corporate Governance Section of its website at www.checkpointsystems.com. The Company will post on its website any amendments to, or waivers from, the Code of Ethics applicable to any of its directors or executive officers. The foregoing information will also be available in print upon request.

                                 OTHER BUSINESS

The Board knows of no other business for consideration at the meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.



                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  John R. Van Zile
                                  Senior Vice President,
                                  General Counsel and Corporate Secretary

                                                                     APPENDIX A

                            CHECKPOINT SYSTEMS, INC.
                                AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                          EFFECTIVE DATE JULY 27, 2003


AUDIT COMMITTEE CHARTER

1.0   Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company's financial statements and internal controls, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence and (d) the performance of the Company's internal audit function and the independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

2.0   Membership

The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange listing standards.

3.0   Meetings

The Audit Committee shall meet at least six times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

4.0   Responsibilities

      4.1 Select and retain and terminate when appropriate, the independent auditor, set the independent auditor's compensation, and pre-approve all audit services to be provided by the independent auditor.

      4.2 Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

      4.3 Receive and review: (a) a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

      4.4 At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

      4.5 Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management's response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

      4.6 Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company's Internal Audit Department, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the Internal Audit Department.

      4.7 Review with the independent auditor, the Company's Internal Audit Department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

      4.8 Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 71 as in effect at that time in the case of the quarterly statements.

      4.9 Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

      4.10 Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

      4.11 Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

      4.12 Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

      4.13 Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters.

      4.14 Establish policies for the hiring of employees and former employees of the independent auditor.

      4.15 Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

      4.16 Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

5.0   Report

The Audit Committee shall prepare a report each year for inclusion in the Company's proxy statement relating to the election of directors.

                                                                     APPENDIX B

                            CHECKPOINT SYSTEMS, INC.
                    2004 OMNIBUS INCENTIVE COMPENSATION PLAN
                       EFFECTIVE DATE: FEBRUARY 18, 2004


1.0   DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1   "Award" shall mean an incentive compensation award granted by the
             Committee under the Plan in accordance with Section 9 below.

1.2   "Award Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

1.3   "Board" shall mean the Board of Directors of the Company.

1.4   "Cash Award" shall mean the grant by the Committee to a Participant of an Award of cash in accordance with Section 9 below.

1.5   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6   "Committee" shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee or such committee that performs the functions generally associated with those functions performed by the compensation committees of publicly traded corporations. Unless the Board determines otherwise, and such determination is reduced to a writing articulating the reasons for such determination, the Committee shall be comprised solely of not less than 2 members, each of whom shall qualify as each of (a), (b) and (c) below:

      (a)    "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act;

      (b)    an "outside director" within the meaning of Code Section 162(m)
                   and the Treasury Regulations thereunder; and

      (c)    an "independent director" as such term is defined or used by the rules of the exchange or system on which the Company's Common Stock is listed.

1.7   "Common Stock" shall mean the common stock of the Company.

1.8   "Company" shall mean Checkpoint Systems, Inc., a Pennsylvania corporation.

1.9   "DER" shall mean a dividend equivalent right where the Participant may receive an amount, payable in cash or Common Stock or a combination of both, equal to the dividend actually paid with respect to 1 share of Common Stock.

1.10  "Effective Date" shall mean the date on which the Plan is adopted by the
             Board.

1.11  "Employee" shall mean an employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

1.12  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.13  "Fair Market Value of a Share of the Common Stock" shall mean:

      (a)    if the Common Stock is readily tradeable on a national securities exchange or other market system, the closing price of the Common Stock on the date of determination (or on the last preceding trading date if Common Stock was not traded on such date), or

      (b)    if the Common Stock is not readily tradeable on a national securities exchange or other market system:

             (i) the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of determination; or

             (ii) any other value as otherwise determined in good faith by the Board.

1.14  "Independent Contractor" shall mean a person (other than a person who is an Employee or a Nonemployee Director) or an entity that renders services to the Company.

1.15  "ISO" shall mean an "incentive stock option" as such term is used in
             Code Section 422.

1.16  "Nonemployee Director" shall mean a member of the Board who is not an Employee.

1.17  "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an ISO.

1.18  "Participant" shall mean any Employee, Nonemployee Director or
             Independent Contractor to whom an Award has been granted by the Committee under the Plan.

1.19  "Plan" shall mean the Checkpoint Systems, Inc. 2004 Omnibus Incentive
             Compensation Plan.

1.20  "SAR" shall mean the grant by the Committee to a Participant of a stock appreciation right as described in Section 9 below, payable in cash or in Common Stock or a combination of both, where the measure of compensation is based on the difference (if any) between the Fair Market Value of the Common Stock on the date of exercise and the exercise price of such SAR.

1.21  "Stock Award" shall mean the grant by the Committee to a Participant of an Award of Common Stock in accordance with Section 9 below.

1.22  "Stock-Denominated Award" shall mean an Award for which the value of the compensation of such Award is determined by the number of shares of Common Stock granted or to be vested pursuant to such Award.

1.23  "Stock Option" shall mean the grant by the Committee to a Participant of an option to purchase Common Stock in accordance with Section 9 below.

1.24  "Stock Unit" shall mean the grant by the Committee to a Participant of a right to receive a share of Common Stock in accordance with
             Section 9 below.

1.25  "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.26  "Treasury Regulation" shall mean the regulations promulgated under the
             Code by the United States Department of the Treasury, as amended from time to time.

1.27  "Vest" shall mean:

      (a)    with respect to Stock Options and SARs, when the Stock Option or
                   SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR, and when the Participant has an unrestricted right, title and interest to receive the compensation (if any) attributable to such Stock Option or SAR (or a portion of such Stock Option or SAR) or to otherwise enjoy the benefits underlying such Stock Option or SAR; or

      (b)    with respect to Awards other than Stock Options and SARs, when the
                   Participant has:

             (i)   an unrestricted right, title and interest to receive the
                         compensation (whether payable in Common Stock, cash or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

             (ii)  a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Sections 9 and 11 below.

1.28  "Vesting Date" shall mean the date or dates on which an Award Vests.

1.29  "Voting Stock" shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0   PURPOSE OF PLAN

2.1   Purpose.  The purpose of the Plan is to motivate certain Employees,
             Nonemployee Directors and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company and Subsidiaries by providing incentives to such Employees, Nonemployee Directors and Independent Contractors either through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees and Nonemployee Directors, and to assist in aligning the interests of such Employees and Nonemployee Directors with the interests of its shareholder.

3.0   TERM OF PLAN

3.1   Term.  The Plan shall be effective as of the Effective Date and shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board under Section 10 below).

4.0   SHAREHOLDER APPROVAL

4.1   Initial Shareholder Approval.  The Plan shall be approved by the shareholders of the Company at an annual meeting or any special meeting of the shareholders of the Company within 12 months before or after the Effective Date, and such approval by the shareholders of the Company shall be a condition to the right of each Participant to receive Awards hereunder. Any Award granted under the Plan prior to the approval by the shareholders of the Company shall be effective as of the date of grant (unless the Committee specifies otherwise at the time of grant), but no such Award may Vest, be paid out, or otherwise be disposed of prior to such shareholder approval. If the shareholders of the Company fail to approve the Plan in accordance with this Section 4.1, any Award granted under the Plan shall be cancelled.

4.2   Plan Amendment.  Any amendment to the Plan that is determined to be a
             "material amendment" or a "material revision" or a "material modification" (or word(s) of similar effect) under the rules of the exchange or system on which the Company's Common Stock is listed shall be approved by shareholders before such amendment shall be effective.

4.3   Repricings.  Any amendment, revision or other change to an outstanding
             Award that is determined to be a "repricing" (or word(s) of similar effect) under the rules of the exchange or system on which the Company's Common Stock is listed shall be approved by shareholders before such amendment, revision or other change shall be effective.

4.4   Shareholder Reapproval.  If required by Treasury Regulation Section
             1.162-27(e)(vi) or any successor regulation or rule, the material terms of performance goals as described in Section 9.3 below shall be disclosed to and reapproved by the Company's shareholders no later than the first shareholder meeting that occurs in the 5th year following the year in which the Company's shareholders previously approved such performance goals.

5.0   ADMINISTRATION

5.1   Responsibility.  The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

5.2   Award Agreement.  Each Award granted under the Plan shall be evidenced by an ward Agreement which shall be signed by the Committee or designee thereof and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

5.3   Authority of the Committee.  The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

      (a)    to determine eligibility for participation in the Plan;

      (b)    to determine eligibility for and the type and size of an Award granted under the Plan;

      (c)    to grant Awards to, and to enter into Award Agreements with,
                   Participants;

      (d)    to supply any omission, correct any defect, or reconcile any inconsisteny in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

      (e)    to issue administrative guidelines as an aid to administer the
                    Plan and make changes in such guidelines as it from time to time deems proper;

      (f)    to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

      (g)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

      (h)    to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

      (i)    to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

      (j)    to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

5.4   Action by the Committee.  The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

5.5   Delegation of Authority.  The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 5.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

5.6   Determinations and Interpretations by the Committee.  All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

5.7   Liability.  No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

5.8   Indemnification.  Each person who is or shall have been (a) a member of the Board, (b) a member of a committee appointed by the Board, or
             (c) an officer of the Company (or agent who is an employee of the Company) to whom authority was delegated in accordance with Section 5.5, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

6.0   ELIGIBILITY AND PARTICIPATION

6.1   Eligibility.  All Employees, all Nonemployee Directors and all
             Independent Contractors shall be eligible to participate in the Plan and to receive Awards.

6.2   Participation.  Participants shall consist of such Employees, Nonemployee
             Directors and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.0 SHARES SUBJECT TO PLAN

7.1   Available Shares.  The aggregate number of shares of Common Stock which shall be available for issuance or payments of Awards under the Plan during its term shall be the total number of shares, as of the Effective Date, remaining under the Checkpoint Systems, Inc. Stock Option Plan (1992) (as amended) and the Checkpoint Systems, Inc. Directors' Compensation Plan (collectively, the "Prior Plans"), which is approximately 3,500,000 shares. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 7.2 below. Any shares of Common Stock underlying Awards or shares of Common Stock underlying awards under the Prior Plans that terminate by expiration, forfeiture, cancellation, payment of exercise price, payment of withholding tax obligation or otherwise without the issuance of such shares shall again be available for issuance or payments of Awards under the Plan. Awards that are payable only in cash are not subject to this Section 7.1.

7.2   Adjustment to Shares.  If there is any change in the Common Stock of the
             Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of a Share of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to performance-based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as "performance-based compensation" under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan, any adjustment with respect to an ISO due to a change or distribution described in this Section 7.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422.

8.0 LIMITATIONS

8.1   Maximum Shares.  No Participant may be granted in any one calendar year total Stock-Denominated Awards which correspond to more than 250,000 shares of Common Stock (whether such Awards are payable in Common Stock, cash or a combination of both). For purposes of the preceding sentence, (i) Awards or portions of Awards that are cancelled or repriced shall continue to be counted in determining such maximum and (ii) if any Award is granted with a tandem DER, such DER shall not be counted toward such maximum.

8.2   Maximum Dollar Amount.  No Participant may be granted in any one calendar year total Awards for which the value of such Awards is measured in dollars (whether such Awards are payable in Common Stock, cash or a combination of both) which exceed $1,000,000.

9.0   AWARDS

9.1   Type of Awards.  The Committee may, in its sole discretion, grant the following Awards to Participants:

             o     Stock Options

             o     SARs

             o     Stock Awards

             o     Stock Units

             o     DERs

             o     Cash Award (i.e. annual or other bonuses)

             o any other type of Award that is not inconsistent with the Plan.

9.2   Award Terms and Conditions.  The Committee, in its sole discretion, shall determine all of the terms and conditions of each Award, including but not limited to the following:

             o     exercise price or purchase price

             o     method of exercise

             o     Vesting

             o     expiration term of Award

             o effects of termination of Participant's employment or service

             o change-in-control vesting and other effects of a change in control

             o     restrictive covenants

             o     transferability

             o     tax deferral arrangements

             o     tandem or combination Awards

             o any other term or condition that is not inconsistent with the Plan.

9.3   Performance Measures.  The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to the grant or Vesting of an
             Award:

             o     net sales;

             o     budget;

             o cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital);

             o earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes);

             o     net income;

             o pretax income before allocation of corporate overhead and bonus;

             o     division, group or corporate financial goals;

             o     total shareholder return;

             o     return on shareholders' equity;

             o     return on assets;

             o     attainment of strategic and operational initiatives;

             o appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company;

             o     market share;

             o profits (including, but not limited to, gross profits, profit growth, net operating profit or economic profit);

             o     profit-related return ratios;

             o     earnings before interest and taxes;

             o earnings before interest, taxes, depreciation and amortization;

             o     economic value-added models;

             o     comparisons with various stock market indices;

             o     dividends;

             o     customer satisfaction;

             o     increase in number of customers; and/or

             o     reductions in costs.

Performance measures may be stated in absolute terms or relative to comparison companies or indices.

10.0  AMENDMENT AND TERMINATION

10.1  Termination of Plan.  The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 10.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent.

10.2  Amendment of Plan.  The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 10.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent.

10.3  Amendment or Cancellation of Award Agreements.  The Committee may amend or modify any Award Agreement at any time; provided, however, that if such amendment or modification adversely affects the Participant, such amendment or modification shall be by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, and subject to shareholder approval in accordance with Section 4.3 above, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to a Participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Participant under the Plan, or any award previously granted to such Participant under any other present or future plan of the

             Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

11.0  MISCELLANEOUS

11.1  Other Provisions.  Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to Participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

11.2  Listing of Shares and Related Matters.  If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.3  No Right, Title, or Interest in Company Assets.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.4  No Right to Continued Employment or Service or to Grants.  The
             Participant's rights, if any, to continue to serve the Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee or the services of any Independent Contractor at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.

11.5  Awards Subject to Foreign Laws.  The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 11.5 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

11.6  Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws, except as superseded by applicable federal law.

11.7  No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                                                                     APPENDIX C

                            CHECKPOINT SYSTEMS, INC.
                        423 EMPLOYEE STOCK PURCHASE PLAN
                          Effective February 18, 2004


1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. Definitions. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

   Administrator means the brokerage firm or financial institution (if any) retained to perform administrative services described in Section 10(b).

   Board of Directors or Board means the board of directors of Checkpoint Systems, Inc.

   Business Day shall mean a day on which the New York Stock Exchange ("NYSE") is open for trading.

   Brokerage Account means the account in which the Deposited Shares are held.

   Code means the Internal Revenue Code of 1986, as amended.

   Committee means the committee that administers the Plan and which is appointed pursuant to Section 10.

   Company means Checkpoint Systems, Inc., a Pennsylvania corporation and any participating Subsidiaries.

   Compensation means the Participant's base pay while a Participant in the Plan, including overtime and bonuses, but excluding stock option awards or stock grants and other forms of compensation.

   Deposited Shares means the Shares that have been purchased for or issued on behalf of a Participant pursuant to the exercise of Options under the Plan and which are held for the Participant in a Brokerage Account.

   Employee means any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

   Enrollment Date means the first Business Day of each Offering Period or such other date as determined by the Committee.

   Exercise Date means the last Business Day of each Offering Period.

   Fair Market Value means the closing price for Shares as recorded by the NYSE as reported in the Wall Street Journal on the relevant valuation date or if no closing price has been recorded on such date on the preceding day on which a closing price was recorded; or, if the Shares are no longer listed on the NYSE, as reported on such other exchange on which the Shares are listed.

   Offering Period means each six (6) month period during the effectiveness of the Plan or such other period designated by the Committee.

   Option means an option granted under this Plan that will entitle a Participant to purchase Shares.

   Participant means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.

   Plan means the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan.

   Purchase Account means the account used to purchase Shares through the exercise of Options under the Plan.

   Purchase Date means the last Business Day of each Offering Period, or such other date as shall be established by the Committee.

   Purchase Price means an amount no less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

   Purchased Shares means the full Shares purchased or issued pursuant to the exercise of Options under the Plan.

   Reserves mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

   Shares means the common stock of the Company, par value $.01 per share.

   Subsidiary means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    Eligibility.

    (a) Only Employees of the Company and its subsidiaries which have adopted the Plan shall be eligible to be granted Options under the Plan.

    (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. Shares will be purchased on behalf of Participants in the Plan every Purchase Date using payroll deductions that have accumulated during the preceding Offering Period.

5.    Participation.

    (a) An Employee shall be eligible to participate on the first Enrollment Date that occurs after such Employee's first day of employment; provided, that such Employee properly completes and submits an election form by the deadline prescribed by the Committee. An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form by the deadline prescribed by the Committee.

    (b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 hereof.

6.    Payroll Deductions.

    (a) A Participant shall elect to have payroll deductions made on each payday during an Offering Period equal to not less than 1% of the Participant's Compensation and up to a maximum of 25% (or such greater amount as the Committee may establish from time to time), of such Participant's Compensation. The amount of such payroll deductions shall be in whole percentages (for example, 3%, 12%, 22%). All payroll deductions made by a Participant shall be credited to his or her Purchase Account. A Participant may not make any additional payments into his or her Purchase Account.

    (b) A Participant may change his or her Elected Percentage or terminate the election under subsection (a) above by properly completing and submitting a change in election form in accordance with the procedures prescribed by the Committee. The change in amount shall be effective as of the beginning of the next payroll period following the date of filing of the change in election form, if the documents are properly completed and submitted at least five (5) Business Days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

    (c) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's election form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 12 hereof.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares determined by dividing such Participant's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's Purchase Account as of the Purchase Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Section 3 and 15.

8. Exercise of Option. A Participant's option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of full Shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Purchase Account. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant's Purchase Account which are not sufficient to purchase a full Share shall be retained in the Purchase Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 12 hereof. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9. Approval by Shareholders. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the Shares of the Company present at the meeting or represented and entitled to vote thereon.

10. Powers and Duties of Committee. The Plan shall be administered, in accordance with the provisions hereof, by a duly authorized committee the members of which shall be appointed by the Board of Directors (the "Committee"). Subject to the provisions of the Plan and Section 423 of the Code, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of
      Section 423 of the Code). All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board of Directors or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder.

11. Administrator. The Company, Board or the Committee may engage the services of a brokerage firm or financial institution (the "Administrator") to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

12. Withdrawal. A Participant may withdraw from the Plan by properly completing and submitting a withdrawal form to the Committee. Any payroll deductions credited to the Participant's Purchase Account prior to the effective date of the Participant's withdrawal from the Plan will purchase Shares on the next following Purchase Date. No further payroll deductions for the purchase of Shares will be made during the Offering Period or subsequent Offering Periods, unless the Participant properly completes and submits an election form for such subsequent periods. A Participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

13. Termination of Employment. Upon termination of the Participant's employment prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the payroll deductions credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant's death, to the person or persons entitled thereto under Section 16, and his or her Option will be automatically terminated.

14. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

15.   Stock.

    (a) The stock subject to Options shall be the common stock of the Company (the "Shares"), as traded on the NYSE or on such other exchange as the Shares shall be listed.

    (b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be 250,000 Shares. If, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    (c) A Participant shall have no interest or voting right in Shares covered by his or her Option until such Option has been exercised.

16. Designation of Beneficiary. A Participant may designate a beneficiary who is to receive any Shares and payroll deductions, if any, from the Participant's accounts under the Plan in the event of such Participant's death. If the Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such a designation to be effective. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee.

17. Assignability of Options. Neither payroll deductions credited to a Participant's Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 12 hereof.

18. Adjustment of Number of Shares Subject to Options. Subject to any required action by the stockholders of the Company, the maximum number of Shares each Participant may purchase per Offering Period, as well as the price per Share and the number of Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board (or its Committee), whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option. The Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423.

19. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 hereof.

20. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten
      (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participants Option has been changed to the New Exercise Date and that the Participant's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 hereof.

21.   Amendments or Termination of the Plan.

    (a) The Board of Directors (or its designated Committee) may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant's existing rights in respect of existing Options are adversely affected thereby; provided, further, upon any such amendment or modification, all Participants shall continue to have the same rights and privileges in respect of existing Options. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approved in such a manner and to such a degree as required.

    (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its designated Committee) determines in its sole discretion advisable which are consistent with the Plan.

22. No Other Obligations. The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

23. Notices. Any notice which the Company or any Participant may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed: if to the Company, to such address as the Company, by notice to such Participant, may designate in writing from time to time; and, if to the Participant, at his or her address as shown on the payroll records of the Company.

24.   Condition Upon Issuance of Shares.

    (a) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

25.   Term of the Plan.  The Plan shall continue in effect for a term of ten
      (10) years unless sooner terminated under Section 21.

26. Governing Law. The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.

                                                                       EXHIBIT A

                            CHECKPOINT SYSTEMS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - April 29, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company"), revoking all previous proxies, hereby appoints John R. Van Zile and W. Craig Burns, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, April 29, 2004, at 4:00 p.m., at the Hotel Arts Barcelona, Carrer de la Marina, 19-21, Barcelona, 08025, Spain, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

                  (Continued and to be Signed on Reverse Side)

[X]      Please Mark Your Votes As In This Example

         4.       Election of Class I Directors

                  [_] FOR all of the nominees for Class I Director listed, (except as marked to the contrary below)

                  [_]      WITHHOLD AUTHORITY To vote for all nominees

                  NOMINEES:

                                        William S. Antle, III
                                           W. Craig Burns
                                         John E. Davies, Jr.
                                          R. Keith Elliott

                  [_]      For, except vote withheld from the following nominee:
                  --------------------------------------------------------------

         5. To approve the Checkpoint Systems, Inc. 2004 Omnibus Incentive Compensation Plan.

                  [_]   For             [_]   Against             [_]   Abstain

         6. To approve the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan.

                  [_]   For             [_]   Against             [_]   Abstain


         4. To transact such other business as may properly come before the Meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS I DIRECTORS.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE CHECKPOINT SYSTEMS, INC. 2004 OMNIBUS INCENTIVE COMPENSATION PLAN.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE CHECKPOINT SYSTEM, INC.
423 EMPLOYEE STOCK PURCHASE PLAN.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S) ___________________________     DATE ___________________________


SIGNATURE(S) ___________________________     DATE ___________________________

NOTE: Please sign this Proxy exactly as name(s) appear in the address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.

                                       2